UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2023

PARAGON 28, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40902	27-3170186
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14445 Grasslands Drive

Englewood, CO 80112

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (730) 399-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	FNA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2023, Paragon 28, Inc. (the “Company”) and Jason Edie agreed that Mr. Edie would step down from his position as the Company’s Chief Technology Officer effective as of May 19, 2023. In connection with this termination, Mr. Edie will be entitled to those severance benefits and payments set forth in his employment agreement dated as of April 18, 2022 (the “Employment Agreement”) for qualifying terminations of employment outside of a change in control period, as disclosed in our Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 6, 2023. In exchange for such severance benefits, Mr. Edie must execute a general release of claims in substantially the form attached to the Employment Agreement and continue to be in compliance with his confidentiality agreement with the Company.

The foregoing description is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 17, 2023, at the annual meeting of stockholders of the Company (the “Annual Meeting”), the stockholders of the Company approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “COI Amendment”) to (i) declassify the Company’s board of directors (the “Board”) commencing with the 2028 annual meeting of stockholders, and (ii) eliminate supermajority voting requirements from and after the 2028 annual meeting of stockholders. Following the Annual Meeting, on May 17, 2023, the Company filed the Certificate of Amendment to Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, at which time the COI Amendment became effective. The foregoing description of the COI Amendment is qualified in its entirety by reference to the full text of the Certificate of Amendment to Amended and Restated Certificate of Incorporation, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On May 17, 2023, the Company’s Second Amended and Restated Bylaws (the “A&R Bylaws”), as approved by the Board, became effective to (i) declassify the Company’s Board commencing with the 2028 annual meeting of stockholders and (ii) eliminate supermajority voting requirements form and after the 2028 annual meeting of stockholders. The foregoing description of the changes contained in the Company’s A&R Bylaws is qualified in its entirety by reference to the full text of the A&R Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on May 17, 2023.

All of the nominees for director listed in Proposal 1 in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 6, 2023, as supplemented by the Company’s Definitive Additional Materials on Schedule 14A as filed with the Securities and Exchange Commission on April 6, 2023 (collectively, the “Proxy Statement”), were elected to serve on the Company’s Board by the following vote:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Quentin Blackford	60,299,673	9,201,215	5,653,778
Alf Grunwald	69,320,391	180,497	5,653,778
Stephen Oesterle, M.D.	66,314,684	3,186,204	5,653,778

Proposal 2 in the Proxy Statement, a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to declassify the Board commencing with the 2028 annual meeting of stockholders, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,851,958	8,648,223	707	5,653,778

Proposal 3 in the Proxy Statement, a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to remove supermajority voting requirements from and after the 2028 annual meeting of stockholders, was approved by the following vote:

Votes For	Votes Against	Abstentions	Broker Non-Votes
60,702,096	8,798,113	679	5,653,778

Proposal 4 in the Proxy Statement, a proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023, was approved by the following vote:

Votes For	Votes Against	Abstentions
74,988,658	3,478	162,530

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Paragon 28, Inc.

3.2	Second Amended and Restated Bylaws

10.1+	Employment Agreement, effective as of April 18, 2022 by and between Paragon 28, Inc. and Jason Edie

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAGON 28, INC.

Date: May 19, 2023	By:	/s/ Stephen Deitsch
Stephen Deitsch
Chief Financial Officer